EXHIBIT 5.1

                       [LETTERHEAD OF JENKENS & GILCHRIST]


                                January 12, 1999

Fossil, Inc.
2280 North Greenville Avenue
Richardson, Texas 75082

         Re:      Fossil, Inc. - Registration Statement on Form S-8

Gentlemen:

         We  have  acted  as  special  counsel  to  Fossil,   Inc.,  a  Delaware
corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission on or about January 12, 1999, under the Securities Act of 1933, as amended (the "Securities Act"), relating to 1,800,000 shares (the "Shares") of the $0.01 par value common stock (the "Common Stock") of the Company that have been or may be issued by the Company under the Fossil, Inc. 1993 LongTerm Incentive Plan, as amended, between the Company and the signatories thereto (the "Plan").

         You have requested an opinion with respect to certain legal aspects of the proposed offering. In connection therewith, we have examined and relied upon the original, or copies identified to our satisfaction, of (1) the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Company; (2) minutes and records of the corporate proceedings of the Company with respect to the establishment of the Plan, the issuance of the Shares of Common Stock pursuant to the Plan and related matters; (3) the Registration Statement and exhibits thereto, including the Plan; and (4) such other documents and instruments as we have deemed necessary for the expression of opinions herein contained. In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to various questions of fact material to this opinion, and as to the content and form of the Amended and Restated Certificate of Incorporation, the Amended and Restated Bylaws, minutes, records, resolutions and other documents or writings of the Company, we have relied, to the extent deemed reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independent check or verification of their accuracy.

         Based upon our examination, consideration of, and reliance on the documents and other matters described above, and assuming that:

         (1) the Shares to be sold and issued in the future will be duly issued and sold in accordance with the terms of the Plan;





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         (2) the Company maintains an adequate number of authorized but unissued shares and/or treasury shares available for issuance to those persons who purchase Shares pursuant to the Plan; and

         (3) the consideration for the Shares issued pursuant to the Plan is actually received by the Company as provided in the Plan and exceeds the par value of such shares;

then, we are of the opinion that, the Shares issued or sold in accordance with the terms of the Plan will be duly and validly issued, fully paid and nonassessable.

         We are licensed to practice law only in the State of Texas. The opinions expressed herein are specifically limited to the laws of the State of Texas and the federal laws of the United States of America. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to references to us included in or made a part of the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Securities and Exchange Commission thereunder.

                                                  Respectfully submitted,

                                                  Jenkens & Gilchrist,
                                                  A Professional Corporation


                                                  By:   /s/ Ronald J. Frappier
                                                        ------------------------
                                                        Ronald J. Frappier, Esq.
                                                        Authorized Signatory


cc:      T.R. Tunnell, Esq.